UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2007 (August 23, 2007)

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2007, Aleris International, Inc., a Delaware corporation (the “Company”), entered into an incremental commitment agreement, dated as of August 23, 2007 (the “Incremental Commitment Agreement”), thereby amending the Company’s senior secured asset-based revolving credit facility, dated as of August 1, 2006, and amended and restated as of December 19, 2006, among the Company, each subsidiary of the Company party thereto, the lenders party thereto, Deutsche Bank AG New York Branch as administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and certain other signatories thereto, which provides senior secured financing of up to $750.0 million, subject to applicable borrowing bases (the “Asset-Based Credit Facility”), by increasing the facility size of the Asset-Based Credit Facility by $100.0 million, from up to $750.0 million to up to $850.0 million, subject to applicable borrowing bases.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2007

Aleris International, Inc.

By:	/s/ Michael D. Friday
Michael D. Friday
Executive Vice President and Chief Financial Officer